UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2016 (March 14, 2016)

SUPPORT.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37594	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Chesapeake Drive, 2nd Floor Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (650) 556-9440
N/A
(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 14, 2016, Martin O’Malley and Shawn Farshchi notified Support.com, Inc. (the “Company”) of their resignations as members of the Company’s Board of Directors (the “Board”) and as members of all committees of the Board on which they served, effective immediately (such resignations, the “Director Resignations”).  The Director Resignations were not in connection with a disagreement relating to the Company’s operations, policies or practices.

(d) On March 14, 2016, the Board appointed Elizabeth Fetter, age 57, and Lowell Robinson, age 67, to serve as directors of the Company, effective immediately.  Ms. Fetter and Mr. Robinson fill the vacancies created on the Board as a result of Mr. O’Malley’s and Mr. Farshchi’s resignations.

The Board has determined that Ms. Fetter and Mr. Robinson each qualify as an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

In connection with her election to the Support.com Board, Ms. Fetter was appointed to the Support.com Board’s audit committee and  strategy committee and Mr. Robinson was appointed to the Support.com Board’s audit committee and compensation committee.

Ms. Fetter and Mr. Robinson will each receive compensation for their respective services (consisting of cash retainers and eligibility for equity awards) under the Company’s director compensation program applicable to non-employee directors. In connection with their appointments as directors, each of Ms. Fetter and Mr. Robinson will enter into the Company’s standard form of indemnification agreement.

There are currently no arrangements or understandings between Ms. Fetter or Mr. Robinson and any other person pursuant to which Ms. Fetter or Mr. Robinson was appointed to serve as a member of the Board. The Company is not aware of any transaction involving Ms. Fetter or Mr. Robinson requiring disclosure under Item 404(a) of Regulation S-K.

Additional information about Ms. Fetter and Mr. Robinson can be found in the press release issued by the Company on March 15, 2016, a copy of which is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

The information included in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Support.com, Inc. issued on March 15, 2016.

Important Additional Information And Where To Find It

Support.com, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting of Stockholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise can be found in the Company’s proxy statement for its 2015 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission (“SEC”) on April 16, 2015. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s proxy statement for the 2015 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Support.com intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from Support.com stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting of Stockholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement for its 2016 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SUPPORT.COM WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by Support.com with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.Support.com or by contacting Support.com’s proxy solicitation firm, Mackenzie Partners, Inc., by mail at 105 Madison Avenue, New York, New York 10016, by phone at (212) 929-5500 (Call Collect) or Toll-Free (800) 322-2885, or by email at proxy@mackenziepartners.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPPORT.COM, INC.
(Registrant)

Date: March 15, 2016	/s/ Elizabeth Cholawsky
Elizabeth Cholawsky
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Support.com, Inc. issued on March 15, 2016.